EXHIBIT 10.14(g)

SIXTH AMENDMENT TO LEASE

(North Hollywood)

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of the 28th day of July, 2015 by and between SYUFY ENTERPRISES, L.P., a California limited partnership (“Landlord”), and CENTURY THEATRES, INC., a California corporation (“Tenant”).

R E C I T A L S:

A.Landlord and Century Theatres of California Inc., a California corporation (“Original Tenant”), entered into a certain Lease dated as of September 30, 1995 (the “Original Lease”), for certain premises located in North Hollywood, California.

B.The Original Lease as amended by (i) that certain First Amendment to Lease dated as of September 1, 2000 (the “First Amendment”); (ii) that certain Second Amendment to Lease dated as of April 15, 2005 (the “Second Amendment”); (iii) that certain Third Amendment to Lease dated as of September 29, 2005 (the “Third Amendment”); (iv) that certain Third Amendment to Lease dated as of August 7, 2006 (the “Fourth Amendment”); and (v) that certain Fifth Amendment to Lease dated as of May 1, 2014 (the “Fifth Amendment”), is hereinafter referred to as the “Lease”. [Note that the Fourth Amendment was inadvertently designated as the “Third Amendment to Lease”.]

C.Landlord and Tenant now desire to further amend the Lease, upon the terms and conditions set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby modified and amended, and Landlord and Tenant hereby agree, as follows:

1.Recitals Incorporated; Certain Defined Terms.  The Recitals set forth above are incorporated into this Amendment and shall be deemed terms and provisions hereof, as if fully set forth in this Paragraph 1.  Capitalized terms that are used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Lease.

2.Lease Term.  Notwithstanding anything in the Lease to the contrary, Landlord and Tenant agree that the expiration of the current Lease Term described in the Fifth Amendment is deemed to be May 31, 2015, and the commencement date of the Renewal Term created by the Fifth Amendment is deemed to be June 1, 2015.

3.Theatre Improvements. Tenant acknowledges that it has spent a minimum of $3,400,000.00 on the Theatre Remodel.

4.Construction of Theatre Improvements.  Tenant obtained the Approvals and commenced the Theatre Remodel without ceasing theatre operations in any portion of the Entire Premises.  Notwithstanding anything in the Lease to the contrary, Tenant shall complete the Theatre Remodel no later than December 31, 2015, subject to Force Majeure events.

5.Effect of Amendment.  This Amendment modifies and amends the Lease, and the terms and provisions hereof shall supersede and govern over any contrary or inconsistent terms and provisions set forth in the Lease.  The Lease, as previously amended and as hereby further amended and modified, remains in full force and effect and is hereby ratified and confirmed.  All future references in the Lease to the “Lease” shall mean and refer to the Lease, as amended and modified by this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date herein above provided.

Landlord:

SYUFY ENTERPRISES, L.P.,

a California limited partnership

By:	Syufy Properties, Inc.,
a California corporation,
its general partner

By:	/s/William Vierra
Name:	William Vierra
Its: Senior Vice President

Tenant:

CENTURY THEATRES, INC.,

a California corporation

By:	/s/ Thomas J. Owens
Name:	Thomas J. Owens
Title: Executive Vice President-Real Estate

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